EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

The following is a list of significant subsidiaries of the Registrant:
1	Parker Technology, Inc. (Oklahoma, U.S.A.)-100% direct subsidiary.
2	Universal Rig Service LLC (Delaware, U.S.A.)-100% direct subsidiary.
3	Parker North America Operations, LLC (Nevada, U.S.A.)-100% direct subsidiary.
4	Parker Drilling International Holding Company, LLC (Delaware, U.S.A.)-100% direct subsidiary.
5	Parker Drilling Company International Limited (Nevada, U.S.A.)-100% indirect subsidiary -Parker Drilling Eurasia, Inc. (100%).
6	Parker Drilling Company Eastern Hemisphere, Ltd. Co. (Oklahoma, U.S.A.)-100% indirect subsidiary -Parker Drilling Eurasia, Inc. (100%).
7	Parker Drilling Company Kuwait Limited (Bahamas)-100% indirect subsidiary -PD Selective Holdings C.V. (100%).
8	Parker Drilling Company of Sakhalin (Russia)-100% indirect subsidiary -Parker Drilling Netherlands B.V. (100%).
9	Parker Drilling Management Services, Ltd. (Nevada, U.S.A.)-100% indirect subsidiary -Parker North America Operations, LLC (100%).
10	Quail Tools, L.P. (Oklahoma, U.S.A.)-100% indirect subsidiary -Parker Tools, LLC (99.0%), Quail USA, LLC (1.0%).
11	Parker Drilling (Kazakstan), LLC (Delaware, U.S.A.)-100% indirect subsidiary -PD Dutch Holdings C.V. (100%).
12	Parker Drilling Offshore International, Inc. (Cayman Islands)-100% indirect subsidiary -Parker Drilling Offshore Company, LLC (100%).
13	Parker Drilling Offshore USA, L.L.C. (Oklahoma, U.S.A.)-100% indirect subsidiary -Parker Drilling Offshore Company, LLC (100%).
14	Parker Hungary Rig Holdings Limited Liability Company (Hungary)-100% indirect subsidiary -Parker Drillsource LLC (100%).
15	Parker Drilling Overseas B.V. (Netherlands)-100% indirect subsidiary -Parker Drilling Netherlands B.V. (100%).
16	Parker Drilling Netherlands B.V. (Netherlands)-100% indirect subsidiary -PD Selective Holdings C.V. (100%).
17	Parker Drilling Russia B.V. (Netherlands)-100% indirect subsidiary -Parker Drilling Netherlands B.V. (100%).
18	Parker Drilling Eurasia, Inc. (Delaware, U.S.A.)-100% indirect subsidiary -Parker Drilling International Holding Company, LLC (64.8%), Parker Drilling Offshore Company, LLC (35.2%).
19	Parker Central Europe Rig Holdings LLC (Hungary)-100% indirect subsidiary -Parker Drilling (Kazakstan), LLC (100%).
20	Parker Drilling Arctic Operating, LLC (Delaware, U.S.A.)-100% indirect subsidiary -Parker North America Operations, LLC (100%).
21	Primorsky Drill Rig Services B.V. (Netherlands)-100% indirect subsidiary -Parker Drilling Netherlands B.V. (100%).
22	Parker Drilling Canada Company (Nova Scotia, Canada)-100% indirect subsidiary -Parker Technology, Inc. (100%).
23	Parker Drilling Global Employment Company (Management Office), Ltd. (U.A.E.)-100% indirect subsidiary -Parker Drilling Netherlands B.V. (100%).
24	International Tubular Services Limited (Scotland, U.K.)-100% indirect subsidiary -PD ITS Holdings C.V. (100%).
25	ITS Netherlands B.V. (Netherlands)-100% indirect subsidiary -International Tubular Services Limited (100%).
26	ITS Energy Services (Cayman Islands)-100% indirect subsidiary -PD ITS Holdings C.V. (100%).
27	International Tubular Services de Mexico, S. de R.I. de C.V. (Mexico)-100% indirect subsidiary -International Tubular Services Limited (99.74%), ITS Egypt Holdings 2, Ltd. (00.26%).
28	2M-TEK, Inc. (Louisiana, U.S.A.)-100% indirect subsidiary -Parker Drilling Offshore Company, LLC (100%).
29	International Tubulars FZE (U.A.E.)-100% indirect subsidiary -International Tubular Services Limited (100%).
30	International Tubular Services Middle East, WLL (U.A.E.)-100% indirect subsidiary -3rd Party Saleem Abdulla Salem Saeed Al Shamnisi (51%), International Tubulars FZE (49%).
31	ITS Arabia Limited (Saudi Arabia)-100% indirect subsidiary -PD International Holdings C.V. (70%), ITS Egypt Holdings 1, Ltd. (30%).
32	Parker Drillsource LLC (Delaware, U.S.A.)-100% indirect subsidiary -PD Selective Holdings C.V. (100%).
33
PD International Holdings, C.V. (Netherlands)-100% indirect subsidiary -Parker Drilling Company (00.04%), Parker Intex, LLC (00.04%), Parker Rigsource, LLC (00.04%), Parker Drilling Pacific Rim, Inc. (99.88%).

Note: Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.